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                                   AETNA INC.

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                                                Media Contact:
       151 Farmington Avenue                    Roy Clason Jr.
       Hartford, Conn.  06156                   (860) 273-7392
                                                ClasonR@aetna.com

                                                Investor Contact:
                                                Dennis Oakes
                                                (860) 273-6184
                                                OakesD@aetna.com





               AETNA TO ANNOUNCE FIRST QUARTER RESULTS ON APRIL 25
              Announcement Will Precede Annual Shareholders Meeting

HARTFORD, CT, April 2, 2002 - Aetna Inc. (NYSE: AET) today announced its first quarter results will be made public on Thursday, April 25, and that the first quarter results conference call will begin at 9 a.m. EDT on that day. The company will also provide full-year health segment guidance on the conference call.

"At this important point in our turnaround, we want to provide our shareholders with a meaningful report on our operational progress before the April 26 Annual Meeting. We have decided, therefore, to announce our first quarter results on the preceding day," said Dr. John W. Rowe, Chairman, President and CEO.

The public may access the conference call, which is available on a listen-only basis, by dialing 888-209-4007, or for international callers, 212-346-6435. The company suggests participants dial in approximately 10 minutes prior to the call. Individuals who dial in will be asked to identify themselves and their affiliations. A replay of the call may be accessed at 800-633-8284, or for international callers, 858-812-6440. The replay access code is 20498041. Replays will be available beginning Thursday, April 25, at 11 a.m. EDT until Thursday, May 2, at 11 a.m. EDT.

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The live audio Webcast and replays are available through Aetna's Investor
Information link on the Internet at www.aetna.com.

                                    - more -

Aetna is one of the nation's leading providers of health care and related group benefits, serving 15.6 million health care members, 12.4 million dental members and 11.5 million group insurance customers, as of January 1, 2002. Information about Aetna is available at www.aetna.com.


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Aetna's 2002 Proxy Statement was filed with the Securities and Exchange
Commission on March 18, 2002 and mailed to Aetna's shareholders on or about March 20, 2002. Aetna's shareholders should read the 2002 Proxy Statement, and any additional materials that Aetna files with the SEC, because they contain important information relating to the 2002 Annual Meeting.